Scott & Guilfoyle
                          Certified Public Accountants
                            5 Dakota Drive Suite 206
                          Lake Success, New York 11042

Paul J. Scott, C.P.A.                                           (516) 775-9600
Richard T. Guilfoyle, C.P.A.                                Fax (516) 328-6638


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K of Morlex, Inc. dated February 6, 2001 and are in agreement with the statements contained in (a)(1)(i),(ii) and (iv) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


/s/ Scott & Guilfoyle

Lake Success, New York
February 6, 2001